United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 24, 2007

Fidelity National Information Services, Inc.

(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	58-2606325
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 24, 2007, Fidelity National Information Services, Inc. issued an earnings release announcing its financial results for the Second Quarter of 2007. The information included in Items 2.02 and 9.01 within this Current Report are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information included in Items 2.02 and 9.01 within this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

A copy of the earnings release is attached as Exhibit 99.1.

Item 8.01. Other Events.

     On July 3, 2007, Fidelity National Information Services, Inc. announced the theft of consumer information by one of its former employees. The Company’s investigation into this matter has been on-going. To date, after elimination of duplications and invalid data, the Company has determined that approximately 8.5 million consumer records were stolen. Some of these records contained only identifying information (i.e., name, address, telephone number and in some cases, date of birth). However, approximately 5.7 million of the records included checking account records and approximately 1.5 million included credit card records. This is an incremental increase of approximately 3.5 million checking account records and approximately 1.4 million credit card records over our announcement on July 3, 2007. The Company has also determined that a portion of the stolen credit card information was derived from its credit card issuance business. Because the investigation is continuing, it is possible that more records may be identified in the future. The Company continues to see no evidence of the stolen information being used for anything other than marketing purposes. Although the Company does not anticipate significant liability to consumers or for financial fraud, there can be no assurance that this matter will not result in fines or other consequences that adversely impact the Company or its relationship with governing organizations, customers or regulators.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
99.1	Press release announcing Fidelity National Information Services, Inc. Reports Second Quarter 2007 Earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: July 24, 2007	By:	/s/ Jeffrey S. Carbiener
Name: Jeffrey S. Carbiener Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release announcing Fidelity National Information Services, Inc. Reports Second Quarter 2007 Earnings.